SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 3 (May 31, 2013)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

9705 N. Broadway Ext.  Ste 200, 2nd Floor

Oklahoma City, OK  73114

(Address of principal executive offices)

+ 31 20 653 5916

(Issuer's telephone number, including area code)

Schiphol Boulevard 249,

1118 BH Luchthaven Schiphol, the Netherlands

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Report, including the exhibits included herein, may contain forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.  Our actual results may differ materially from those discussed herein, or implied by, these forward-looking statements.  Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included in this Report are subject to significant risks and uncertainties, including but limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations; our potential lack of revenue growth and other factors detailed in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry Into a Material Definitive Agreement.

On June 3, 2013, Elephant Talk Communications Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Investor SPA”) with  Crede CGI III Ltd. and certain other investors (“DJ Investors”) placed by the placement agent described below, relating to a registered direct public offering by the Company (the “DJ Offering”) of 10,000,000 shares (the “Investor Shares”) of the Company’s common stock, par value $.00001 per share (the “Common Stock”), and warrants (the “Investor Warrants”) to purchase up to an aggregate of 4,500,000 shares of Common Stock (the “Investor Warrant Shares”). The Shares are being sold at a price of $ 0.75 per share, and the Warrants have an initial exercise price of $0.975 per Warrant Share.

On June 3, 2013, the Company entered into a Securities Purchase Agreement (the “Affiliates SPA”) with Mr. Steven van der Velden, the Chief Executive Officer and Chairman of the Board (“Affiliated Investor”), relating to a registered direct public offering by the Company (the “Affiliates Offering”) of 4,000,000 shares (the “Affiliates Shares”) of the Company’s Common Stock, and warrants (the “Affiliates Warrants”) to purchase up to an aggregate of 1,800,000 shares of Common Stock (the “Affiliates Warrant Shares”). The Affiliate Shares are being sold at a price of $ 0.75 per share, and the Affiliate Warrants have an initial exercise price of $0.975 per Warrant Share on the same terms as the Investor SPA and Investor Warrants. The Investor SPA and Affiliates SPA, the Investor Shares and Affiliate Shares, the Investor Warrant and Affiliates Warrant, the Investor Warrant Shares and Affiliates Warrant Shares and the Investor Offering and Affiliate Offering are collectively referred to as SPA, Shares, Warrants, Warrant Shares and the Offering, respectively. DJ Investor and Affiliated Investor are collectively referred to as the Investors.

The closing of the Offering is expected to take place on or about June 6, 2013, subject to the satisfaction of customary closing conditions.

SPA

The SPA contains certain covenants that the Company is required to comply with and certain consent rights of the Investors, including, but not limited to:

•	the Company will be precluded from engaging in securities offerings for a period of 90 days from the date of execution of the SPA, subject to certain exceptions;

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•	the Company will be precluded, for a period of 180 days from the date of execution of the SPA, to engage in any “variable rate” financing transactions; and

•	the Company’s common stock shall be trading on the NYSE MKT.

Warrants

The Warrants have a five year term from the date of issuance, are exercisable at the price of $0.975 per share immediately from the date of issuance and include provisions governing the adjustments to the number of Warrant Shares exercisable thereunder upon stock dividends, stock splits, and other events. The Warrants may be transferred by a holder thereof in accordance with applicable securities laws.

In the event that among other things, the registration statement relating to the shares of Common Stock is not effective, a holder of Warrants also will have the right, in its sole discretion, to exercise its Warrants for a net number of Warrant Shares pursuant to the cashless exercise procedures specified in the Warrants. Warrants may be exercised in whole or in part, and any portion of a Warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate the Company’s obligation to deliver Common Stock issuable upon exercise of a Warrant.

Each Warrant also allows the holder the ability, at any time after 90 days from the issuance of the Warrant through its expiration, to put the Warrant back to the Company in exchange for shares of Common Stock equal to the value of the Warrant at the time of the exchange based on a negotiated Black-Scholes formula. Under certain circumstances, the holder may receive cash in lieu of such shares of Common Stock.

Under certain circumstances after 90 days from the issuance of the Warrant, in the event that the Common Stock trades at a price that is 20% or more above the exercise price of the Warrants for a period of twenty consecutive trading days (with an average daily volume equal to or greater than $350,000), the Company may require the holder of the Warrants to exercise the Warrants for cash.

If, at any time a Warrant is outstanding, the Company consummates any fundamental transaction, as described in the Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which the Common Stock is converted into or exchanged for other securities or other consideration, the holder of any Warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of Common Stock then deliverable upon the exercise or exchange of such Warrants would have been entitled upon such consolidation or merger or other transaction.

The exercisability or exchangeability of the Warrants may be limited in certain circumstances if, after giving effect to such exercise or exchange, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) more than 9.9% of the Common Stock issued and outstanding.

The descriptions of the material terms of the SPA and the Warrants contain in this Report are qualified in their entirety by reference to Exhibits 10.1 and Exhibit 4.1 respectively. The legal opinion and consent of Ellenoff Grossman & Schole LLP relating to the Shares, the Warrants and the Warrant Shares, is filed as Exhibit 5.1 to this Report and is incorporated herein by reference.

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Engagement Agreement with Dawson James and the Placement Agent Warrants

In connection with the DJ Offering, on May 30, 2013, the Company entered into an engagement letter agreement (the “Placement Agent Agreement”) with Dawson James Securities, Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the exclusive placement agent on a reasonable best efforts basis in the Offering.

The gross proceeds realized by the Company in connection with the DJ Offering will be $7,500,000, and the net proceeds, after deducting the Placement Agent’s fee and other offering expenses, are expected to be approximately $6.9 million. The placement agent shall be paid a fee equal to the sum of 2.5% of the aggregate purchase price paid by Crede CG III, Ltd. (“Crede”) and 5% of the aggregate purchase price paid by all other investors placed by the placement agent. The Company will pay the Placement Agent a non-accountable management fee equal to $25,000. Additionally, the Company shall issue to the Placement Agent warrants (“Placement Agent Warrants”) equal to 5% of the aggregate number of shares sold to the investors placed by the placement agent, except Crede, in this Offering. The placement agent will not received any fee, warrant or other compensation on the shares sold to the Affiliated Investor.

Affiliated Investor’ Participation in the Offering

The Affiliated Investor’ participation in this Offering was approved by all of the disinterested and independent directors of the Company. The gross proceeds realized by the Company in connection with the Affiliates Offering will be $3 million. There is no placement agent fee or offering expenses on the Affiliates Offering.

The Company’s press release, dated June 3, 2013, announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant to purchase Common Stock by the Company in favor of the investors.

5.1	Opinion of Ellenoff Grossman & Schole LLP.

10.1	Securities Purchase Agreement, dated June 3, 2013, by and between the Company and the Investors.

23.1	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1 above).

99.1	Press Release dated June 3, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2013	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer

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